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                                                                    Exhibit 32.1



                                 NCO GROUP, INC.



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code), each of the undersigned officers of NCO Group, Inc. (the "Company"), does hereby certify with respect to the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2003 (the "Report") that:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





Date: August 14, 2003       /s/ Michael J. Barrist
      ---------------       ----------------------------------------------------
                            Michael J. Barrist
                            Chairman of the Board, President and Chief Executive
                            Officer (Principal Executive Officer)


Date: August 14, 2003       /s/ Steven L. Winokur
      ---------------       ----------------------------------------------------
                            Steven L. Winokur
                            Executive Vice President, Finance, Chief Financial
                            Officer and Treasurer (Principal Financial and
                            Accounting Officer)


         The foregoing certification is being furnished solely pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 (Section 1350 of Chapter 63 of Title 18 of the United States Code) and is not being filed as part of the Report or as a separate disclosure document.